EXHIBIT 10.24

This Consent to Grant of Security Interest, Waiver, Subordination and Amendment Agreement is entered into this 5th day of August, 2004 by Stolle Milk Biologics, Inc. (“SMBI”), a Delaware corporation, and NuVim, Inc. (“NuVim”), a Delaware corporation, for the benefit of Dick Clark or an entity owned or controlled by Dick Clark (collectively, “Clark”).

W I T N E S S E T H:

          WHEREAS, SMBI and NuVim entered into an Amended and Restated Supply Agreement (the “Supply Agreement”) and an Amended and Restated License Agreement (the “License Agreement”), each dated as of May 1, 2004, and

          WHEREAS, Clark has agreed to loan NuVim up to $1,000,000 pursuant to a Loan Agreement, dated as of July 26, 2004 under certain terms and preconditions, which preconditions include the grant to Clark of a security interest in all of NuVim’s assets, including NuVim’s rights under the License Agreement and the Supply Agreement, pursuant to a Security Agreement between Clark and NuVim (the “Security Agreement”); and

          WHEREAS, NuVim is creating an affiliate company, NuVim Powder LLC (“Powder”), to act as its exclusive distributor of certain products in powder form; and

          WHEREAS, NuVim wishes to execute the Loan Agreement and to comply with its terms and preconditions, and SMBI is desirous of assisting NuVim to comply with such preconditions,

          NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto hereby agree as follows:

                    1.          Definitions.  The following terms as used in this Agreement shall have the meanings set forth below:

“Collateral” shall mean all of the property/rights and obligations set forth in the Supply Agreement and the License Agreement to which NuVim owns, licenses or is entitled to use or possess, including without limitation rights in the “NuVim” trademark, each incorporated herein by reference and made a part hereof, and all property/rights and obligations of the same class or character acquired by NuVim subsequent to the date hereof, and all proceeds thereof, and all substitutions, replacements and accessions thereto.

“Obligations” shall mean all principal and interest due or to become due under the aforesaid Loan Agreement and accompanying Note or Notes to be signed by NuVim in favor of Clark and installments due thereunder, and any and all obligations of NuVim to Clark under any Services Agreement between Clark and NuVim and any agreement or instrument entered into or contemplated thereunder.

                    2.          Consent to the Grant of the Security Interest.  SMBI hereby consents to the grant by NuVim to Clark of a first priority security interest in all of NuVim’s right, title and interest in and to the Collateral to secure the full and prompt payment and performance of all of the Obligations.

                    3.          Waiver.  SMBI hereby agrees that it will not terminate the License Agreement or Supply Agreement due to the failure of NuVim to pay SMBI the outstanding obligations described in Paragraph 4 below, so as to enable Clark to make use of such agreements in accordance with this Agreement.  In the event of another default by NuVim under either the Supply Agreement or the License Agreement prior to the maturity of any Note to Clark from NuVim, notwithstanding any provision of the License Agreement or Supply Agreement to the contrary, SMBI hereby agrees to forbear on exercising any rights it may have to terminate the License Agreement or the Supply Agreement for a period of not less than 90 days after notice thereof to NuVim and Clark (a “Default Notice”), so as to afford Clark the opportunity to retain the benefit under such agreements and the Collateral.  SMBI hereby agrees that, pursuant to his security interest, Clark may operate using the License Agreement and the Supply Agreement in accordance with the terms thereof, as modified herein.  The Clark entity operating under the License Agreement and the Supply Agreement shall be adequately funded so as to utilize the rights and fulfill the obligations under the License Agreement and Supply Agreement in accordance with their respective terms, provided that Clark shall be granted a period of up to 90 days commencing at the earlier of an Event of Default under the Loan Agreement or the receipt of a Default Notice from SMBI to raise additional funding or reorganize management, if necessary, and shall have payment terms under the Supply Agreement and License Agreement after such 90-day period of not less than 30 days.  SMBI acknowledges that Clark is not assuming any outstanding obligation of NuVim to SMBI, provided that after Clark has received payment of the Obligations in full, the outstanding obligations of NuVim to SMBI would remain payable on reasonable terms.

                    4.          Subordination.  While NuVim currently owes SMBI approximately $584,000 under the License Agreement and the Supply Agreement, and may become obligated to pay SMBI additional sums in the future until Clark’s assumption of control, SMBI hereby agrees to subordinate such amount until all Obligations to Clark have been paid in full, other than the amount of up to $200,000 that NuVim may pay to SMBI under the terms of the Loan Agreement.

                    5.          Amendment to License Agreement.  NuVim and SMBI hereby agree to amend the License Agreement be deleting Section 2.4(h) and replacing it in its entirety with the following:

“(h)     Notwithstanding the foregoing Sections 2.4(a)-(g), in the event that on or before December 31, 2004 NuVim has reduced by at least $200,000 the amount of its currently outstanding obligations to SMBI, then SMBI shall actually assign the NuVim Trademark to NuVim promptly upon NuVim’s written request, provided that the assignee is adequately funded so as to utilize the rights and fulfill the obligations under the License Agreement and Supply Agreement in accordance with their respective terms .  Such assignment shall be in a form reasonably acceptable to the parties.”

                    6.          Amendment to Supply Agreement.   NuVim and SMBI hereby agree to amend the Supply Agreement by deleting the last sentence of Section 2.4 and replacing it in its entirety with the following:

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“If NuVim fails to purchase in any year the applicable Minimum Purchase Requirement, regardless of whether NuVim has fulfilled its make-up obligation under the preceding sentence, then SMBI agrees to negotiate in good faith a non-exclusive supply agreement on terms and conditions similar to those offered other customers of SMBI.”

                    7.          Notices.  All notices, requests or demands required to be made or given hereunder shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by certified mail, return receipt requested, five (5) days after mailing; if by overnight delivery service, one day after dispatch; or if by telex, telecopier (fax) or telegram, immediately upon receipt.  All notices, requests or demands shall be in writing and shall be sent to the respective parties at the addresses set forth below (or such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

To Clark:	c/o Dick Clark Productions, Inc.
3003 West Olive Avenue
Burbank, CA 91505
Telecopy: (818) 238-4166
Telephone: (818) 841-3003

With a required copy to:	Pavia & Harcourt LLP
600 Madison Avenue
New York, NY 10022
Attention: Jordan E. Ringel, Esq.
Telecopy: (212) 980-3185
Telephone: (212) 980-3500

To NuVim, Inc.:	NuVim, Inc.
12 Route 17 North
Paramus, New Jersey 07652
Attention: Rick Kundrat
Telecopy: (201) 556-1012
Telephone: (201) 556-1013

With a required copy to:	Maizes & Maizes LLP
2027 Williamsbridge Road
Bronx, NY 10461-1630
Attention: Michael H. Maizes, Esq.
Telecopy: (718) 828-7644
Telephone: (718) 823-4000

To: Stolle Milk Biologics, Inc.	Stolle Milk Biologics, Inc. 6954 Cornell Road, Suite 400, Cincinnati, Ohio 45242
Attention: Patrick O’Brien, CEO Telecopy: 513-489-7267 Telephone:

                    8.          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                    9.          Miscellaneous.  This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York.

                    IN WITNESS WHEREOF, the parties hereto have duly executed this Consent to Grant of Security Interest, Waiver, Subordination and Amendment Agreement on the date first above written.

STOLLE MILK BIOLOGICS, INC.		NUVIM, INC.

By:	/s/ CON F. STERLING, JR., PRES.	By:	/s RICHARD KUNDRAT, CEO

	Con F. Sterling, Jr.		Richard Kundrat
	President		Chief Executive Officer

/s/ DICK CLARK

Dick Clark

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